SUPPLEMENT TO SERIES SUPPLEMENT, SERIES 2001-34


              THIS SUPPLEMENT, dated as of October 22, 2001 (the "Second Supplement"), to the SERIES SUPPLEMENT, dated as of September 6, 2001 (the "Series Supplement") and a SUPPLEMENT TO THE SERIES SUPPLEMENT, dated as of September 19, 2001 (the "First Supplement"), between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                             W I T N E S S E T H:
                             - - - - - - - - - -

              WHEREAS, the Parties entered into the Series Supplement and the First Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed Series 2001-34.


              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


              1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $4,000,000 of Underlying Securities and the Trust hereby issues an additional 350,000 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $3,500,000 and an additional amount of Class A-2 Certificates with an aggregate Certificate Principal Amount of $500,000 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith but the Additional Certificates shall accrue interest from September 17, 2001. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis. The Class A-2 Certificate Schedule, attached as a Schedule to the Trust Agreement, is replaced by Schedule I attached hereto.

              2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

              3. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

              4. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO


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CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING
EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                        LEHMAN ABS CORPORATION

                        By: /s/ Rene Canezin
                            ------------------------------------------------
                            Name:   Rene Canezin
                            Title:  Senior Vice President


                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 not in its individual capacity
                                 but solely as Trustee on behalf
                                 of the Corporate Backed Trust Certificates,
                                 Goodyear Tire & Rubber Note-Backed
                                 Series 2001-34 Trust


                        By: /s/ Marlene Fahey
                            ------------------------------------------------
                            Name:   Marlene Fahey
                            Title:  Vice President and Assistant Secretary


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                                                                    Schedule I





                   CLASS A-2 CERTIFICATE SCHEDULE


            Date Ending Balance                  Value

                3/15/2002                     $492,968
                9/15/2002                     $517,616
                3/15/2003                     $543,497
                9/15/2003                     $570,672
                3/15/2004                     $599,206
                9/15/2004                     $629,166
                3/15/2005                     $660,624
                9/15/2005                     $693,655
                3/15/2006                     $728,338
                 9/6/2006                     $762,892
                9/15/2006                     $764,755
                3/15/2007                     $802,993
                9/15/2007                     $843,143
                3/15/2008                     $885,300
                9/15/2008                     $929,565
                3/15/2009                     $976,043
                9/15/2009                    $1,024,845
                3/15/2010                    $1,076,087
                9/15/2010                    $1,129,892
                3/15/2011                    $1,186,386
                9/15/2011                    $1,245,706
                3/15/2012                    $1,307,991
                9/15/2012                    $1,373,390
                3/15/2013                    $1,442,060
                9/15/2013                    $1,514,163
                3/15/2014                    $1,589,871
                9/15/2014                    $1,669,365
                3/15/2015                    $1,752,833
                9/15/2015                    $1,840,475
                3/15/2016                    $1,932,498
                9/15/2016                    $2,029,123
                3/15/2017                    $2,130,579
                9/15/2017                    $2,237,108
                3/15/2018                    $2,348,964
                9/15/2018                    $2,466,412
                3/15/2019                    $2,589,732
                9/15/2019                    $2,719,219
                3/15/2020                    $2,855,180
                9/15/2020                    $2,997,939
                3/15/2021                    $3,147,836
                9/15/2021                    $3,305,228
                3/15/2022                    $3,470,489
                9/15/2022                    $3,644,014
                3/15/2023                    $3,826,214
                9/15/2023                    $4,017,525
                3/15/2024                    $4,218,401
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                9/15/2024                    $4,429,321
                3/15/2025                    $4,650,787
                9/15/2025                    $4,883,327
                3/15/2026                    $5,127,493
                9/15/2026                    $5,383,868
                3/15/2027                    $5,653,061
                9/15/2027                    $5,935,714
                3/15/2028                    $6,232,500